Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-33583, 333-40866, 333-91714, 333-101137, and 333-108474 of our report dated March 29, 2004, relating to the financial statements and financial statement schedule of Nanometrics Incorporated for the years ended January 3, 2004 and December 28, 2002 appearing in the Annual Report on Form 10-K/A of Nanometrics Incorporated for the year ended January 1, 2005.

Deloitte & Touche, LLP

San Jose, California

February 22, 2006